EXHIBIT 11
                                                                      Page 1 of 3
                                   THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                      COMPUTATION OF EARNINGS PER SHARE
                                 (Dollars in Thousands Except Per Share Data)
                                           Year Ended December 31
                               1998         1997<F1>    1996<F1>     1995<F1>      1994<F1>
BASIC:
Net income before effect of
  accounting changes           $309,905     $200,378    $214,619     $134,311     $108,767
Effect of accounting change           -            -           -            -      (34,325)
                               ________     ________    ________     ________     ________
Net income, as adjusted        $309,905     $200,378    $214,619     $134,311     $ 74,442
Weighted average number of
  common shares outstanding 135,485,326  130,249,946 130,297,369  127,802,633  125,563,727

Basic earnings per share data:
Income before effect of
   accounting change              $2.29       $1.54        $1.65        $1.05         $.87
Effect of accounting change           -           -            -            -         (.27)
                               ________     _______      _______      _______      _______
Net Income                        $2.29       $1.54        $1.65        $1.05         $.60
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                                                                                       EXHIBIT 11
                                                                                          Page 2 of 3
                                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                     COMPUTATION OF EARNINGS PER SHARE
                                  (Dollars in Thousands Except Per Share Data)
                                            Year Ended December 31
                              1998         1997<F1>     1996<F1>       1995<F1>     1994<F1>
DILUTED:
Net income before effect of
  accounting change           $  309,905    $  200,378  $  214,619      $134,311    $  108,767
Effect of accounting change            -             -           -             -       (34,325)
After tax interest savings
  on assumed conversion of
  subordinated debentures<F2>          -         5,929       6,410             -             -
Add:  Dividends paid net of
  related income tax applicable
  to the Restricted Stock Plan       541           447         384           461           366
Net income, as adjusted       $  310,446    $  206,754  $  221,413    $  134,772    $   74,808
Weighted average number of
  common shares outstanding  135,485,326   130,249,946 130,297,369   127,802,633   125,563,727
Assumed conversion of
  subordinated debentures<F2>      2,660     4,010,291   4,466,502             -             -
Weighted average number of
  incremental shares in
  connection with assumed
  exercise of stock options    3,310,367     2,910,648   2,219,373     1,921,923     1,523,756
Weighted average number of
  incremental shares in
  connection with the
  Restricted Stock Plan        1,726,919     1,638,647    1,605,564    2,080,067     1,871,346
Total                        140,525,272   138,809,532  138,588,808  131,804,623   128,958,829
Diluted Earnings Per Share Data:
Income before effect of
   accounting change               $2.21         $1.49        $1.60        $1.02         $ .84
Effect of accounting change            -             -            -            -          (.27)
Net Income                         $2.21         $1.49        $1.60        $1.02         $ .57
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
<F1> Restated to reflect the aggregate effect of acquisitions accounted for as poolings of interests.
<F2> The computation of diluted EPS for 1998 and 1997 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes due 2004 because they were antidilutive. Similarly, the computation of diluted EPS for 1995 and 1994 excludes the assumed conversion of the 3 3/4% Convertible Subordinated Debentures due 2002 as they were antidilutive.


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